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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
AgriBioTech, Inc.:

     We consent to incorporation by reference in the registration statements Nos. 333-33367, 333-13953, 333-47637, 333-61127, 333-66145, 333-71477 and 333-
71485 on Form S-3, No. 333-61097 on Form S-4 and Nos. 333-07123, 333-9336 and
333-9330 on Form S-8 of AgriBioTech, Inc. of our report dated January 27, 1999, with respect to the balance sheet of HybriGene, LLC as of December 31, 1998 and the related statements of operations and partners' capital and cash flows for the year then ended, which report appears in the Form 8-K of AgriBioTech, Inc. dated January 22, 1999.


                                                     Huth Thompson LLP


Lafayette, Indiana
February 5, 1999